Exhibit 99.1

99¢ ONLY STORES® REPORTS SECOND QUARTER AND THE FIRST HALF OF FISCAL 2013 RESULTS

CITY OF COMMERCE, California — November 7, 2012 - 99¢ Only Stores® (the “Company”) announced its financial results for the second quarter and the first half of fiscal 2013 ended September 29, 2012.

The Company’s net sales increased $30.4 million, or 8.4%, to $393.4 million for the second quarter of fiscal 2013 compared to $363.0 million for the second quarter of fiscal 2012.  Same-store sales, calculated on a comparable 13-week period, increased 4.0%.  The Company’s pro forma Adjusted EBITDA(1) was $31.7 million in the second quarter of fiscal 2013, a decrease of $0.6 million, or 1.9%, compared to $32.3 million in the second quarter of fiscal 2012, and the Company’s pro forma Adjusted EBITDA margin was 8.1% compared to 8.9% over the same period.

The Company’s net sales increased $62.9 million, or 8.6%, to $794.3 million for the first half of fiscal 2013 compared to $731.4 million for the first half of fiscal 2012.  Same-store sales, calculated on a comparable 26-week period, increased 4.2%.  The Company’s pro forma Adjusted EBITDA was $70.9 million for the first half of fiscal 2013, an increase of $3.5 million, or 5.2%, compared to $67.4 million for the first half of fiscal 2012, and the Company’s pro forma Adjusted EBITDA margin was 8.9% compared to 9.2% over the same period.

As of the end of the second quarter of fiscal 2013, the Company’s cash and short-term investments were $43.7 million and total debt was $761.6 million, consisting of borrowings of $511.6 million under the Company’s first lien term loan facility and $250 million of the Company’s 11% senior unsecured notes. There were no outstanding borrowings under the Company’s senior revolving credit facility.

During the second quarter of fiscal 2013, the Company opened three stores, two in California and one in Nevada. As of the end of second quarter of fiscal 2013, the Company operated 303 stores, an increase of 5.2% in the store count over last year. The gross and saleable retail square footage at the end of the second quarter were 6.38 million and 5.02 million, respectively, an increase of 4.4% over last year for each of gross and saleable square footage.

The Company believes that revenue growth in fiscal 2013 will primarily result from increases in same-store sales and new store openings. The Company currently plans to open approximately 21 additional stores during the second half of fiscal 2013 with the majority of new stores expected to be opened in California.  The Company to date has opened five new stores in the first half of fiscal 2013.

(1)         “EBITDA,” “Adjusted EBITDA” and “pro forma Adjusted EBITDA” are financial measures that are considered “non-GAAP financial measures” under the Securities and Exchange Commission regulations.  The definitions of, an explanation of how and why the Company uses, and a reconciliation to the closest GAAP measure of these non-GAAP measures are included in this press release.

MERGER

On January 13, 2012, 99¢ Only Stores was acquired by affiliates of Ares Management LLC and Canada Pension Plan Investment Board and the Gold/Schiffer family.  The acquisition is referred to as the “Merger.” As a result of the Merger, the accompanying financial information is presented for the “Predecessor” and “Successor” periods relating to the periods preceding and succeeding the Merger, respectively. The comparability of the financial statements of the Predecessor and Successor periods has been impacted by the application of acquisition accounting and changes in the Company’s capital structure resulting from the Merger.

CONFERENCE CALL DETAILS

The Company’s conference call to discuss its second quarter and the first half of fiscal 2013 ended September 29, 2012 and the other matters described in this release is scheduled for Thursday, November 8, 2012 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time).

The live Second Quarter Fiscal 2013 Earnings call can be accessed by dialing (888) 771-4371 from the U.S.A., or (847) 585-4405 from international locations, and entering confirmation code 33654915.  Please phone in approximately 9 minutes before the call is scheduled to begin and hold for a ConferencePlus operator to assist you.  Please inform the operator that you are calling in for 99¢ Only Stores’ Second Quarter Fiscal 2013 Earnings Release conference call, and be prepared to provide the operator with your name, company name, and position, if requested.  A telephone replay will be available approximately two hours after the call concludes and will be available through Friday, November 23, 2012, by dialing (888) 843-7419 from the U.S.A., or (630) 652-3042 from international locations, and entering confirmation code 33654915.

A copy of this earnings release and any other financial and statistical information about the period to be presented in the conference call will be available prior to the call at the section of the Company’s website entitled “Investor Relations” at www.99only.com.

Non-GAAP Financial Measures

The Company defines EBITDA as net income before interest expense (income) and other financial costs, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA for the relevant period as adjusted by the following amounts: out-of-period adjustments, stock-based compensation, fees and expenses related to the Merger, legal settlements, non-ordinary course store closures, and other non-cash items. In calculating pro forma Adjusted EBITDA, the Company reflects the impact of the Merger on the Company’s historical financial performance for the periods presented.  Adjusted EBITDA and pro forma Adjusted EBITDA, as presented herein, are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”). The Company’s management uses EBITDA, Adjusted EBITDA and pro forma Adjusted EBITDA to assess its performance and that of its competitors. In addition, Adjusted EBITDA is used to determine the Company’s compliance and ability to take certain actions under the covenants contained in the Company’s debt instruments. EBITDA, Adjusted EBITDA and pro forma Adjusted EBITDA are not measures of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP, as measures of operating performance or operating cash flows or as measures of liquidity.

The following tables reconcile EBITDA, Adjusted EBITDA and pro forma Adjusted EBITDA to net income for the periods indicated:

	For the Second Quarter Ended
	September 29, 2012	October 1, 2011
	(In thousands)
	(Unaudited)

Net income	$21	$15,114
Interest expense (income), net	15,982	(26)
(Benefit) provision for income taxes	(77)	9,317
Depreciation and amortization	14,373	6,990

EBITDA	$30,299	$31,395
Out-of-period adjustments (a)	(355)	(2,218)
Stock-based compensation (b)	801	631
Merger expenses (c)	355	1,130
Legal settlements (d)	—	1,750
Texas lease termination costs (e)	105	108
Purchase accounting effect on leases (f)	371	—
Other (g)	123	(10)

Adjusted EBITDA	$31,699	$32,786

Additional adjustments related to the Merger:
Executive compensation (h)	—	(185)
Market value adjustments to leases (i)	—	(250)
Credit facility administration fees (j)	—	(50)

Pro forma adjusted EBITDA	$31,699	$32,301

(a)         Represents out-of-period, non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense incurred in connection with various stock-based compensation plans in which certain Company employees have participated.

(c)          Represents professional fees incurred in connection with the Merger.

(d)         Represents the net expense associated with one-time litigation settlements involving wages.

(e)          Represents expenses related to the non-ordinary course termination of leases for stores previously closed in Texas.

(f)           Represents purchase accounting effect on rent revenue and rent expense.

(g)          Represents the following non-cash charges and income (a) for all periods, amortization of gain related to sale leaseback arrangements; (b) for all periods, net loss on the sale of non-core assets; (c) for second quarter of fiscal 2013, charges related to hedging loss.

(h)         Represent salary adjustments implemented in connection with the Merger for our Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President of Special Projects.

(i)             Represent adjustments to market value in connection with the Merger to rent payable to our affiliates under leases.

(j)            Represents administrative fees associated with the first lien term loan facility and senior revolving credit facility.

	For the First Half Ended
	September 29, 2012	October 1, 2011
	(In thousands)
	(Unaudited)

Net income	$5,123	$32,797
Interest expense (income), net	31,774	133
Provision for income taxes	3,049	20,059
Depreciation and amortization	28,566	13,703

EBITDA	$68,512	$66,692
Out-of-period adjustments (a)	(1,050)	(4,069)
Stock-based compensation (b)	1,593	1,313
Merger expenses (c)	509	2,506
Legal settlements (d)	—	1,750
Texas lease termination costs (e)	210	216
Purchase accounting effect on leases (f)	781	—
Other (g)	385	1

Adjusted EBITDA	$70,940	$68,409

Additional adjustments related to the Merger:
Executive compensation (h)	—	(370)
Market value adjustments to leases (i)	—	(500)
Credit facility administration fees (j)	—	(100)

Pro forma adjusted EBITDA	$70,940	$67,439

(a)         Represents out-of-period, non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense incurred in connection with various stock-based compensation plans in which certain Company employees have participated.

(c)          Represents professional fees incurred in connection with the Merger.

(d)         Represents the net expense associated with one-time litigation settlements involving wages.

(e)          Represents expenses related to the non-ordinary course termination of leases for stores previously closed in Texas.

(f)           Represents purchase accounting effect on rent revenue and rent expense.

(g)          Represents the following non-cash charges and income (a) for all periods, amortization of gain related to sale leaseback arrangements; (b) for all periods, net loss on the sale of non-core assets; (c) for fiscal 2013, charges related to hedging loss.

(h)         Represent salary adjustments implemented in connection with the Merger for our Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President of Special Projects.

(i)             Represent adjustments to market value in connection with the Merger to rent payable to our affiliates under leases.

(j)            Represents administrative fees associated with the first lien term loan facility and senior revolving credit facility.

99¢ ONLY STORES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 29, 2012	March 31, 2012
	(Unaudited)
ASSETS
Current Assets:
Cash	$42,067	$27,766
Short-term investments	1,604	3,631
Accounts receivable, net of allowance for doubtful accounts of $425 and $280 at September 29, 2012 and March 31, 2012, respectively	1,420	2,999
Income taxes receivable	14,592	6,868
Deferred income taxes	25,843	25,843
Inventories, net	225,029	214,318
Assets held for sale	2,621	6,849
Other	14,674	11,297

Total current assets	327,850	299,571
Property and equipment, net	463,074	476,525
Deferred financing costs, net	39,234	30,400
Intangible assets, net	474,397	477,434
Goodwill	471,513	471,513
Deposits and other assets	13,862	12,598

Total assets	$1,789,930	$1,768,041

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$52,133	$41,407
Payroll and payroll-related	17,515	15,580
Sales tax	5,780	6,128
Other accrued expenses	35,322	30,569
Workers’ compensation	37,838	39,024
Current portion of long-term debt	5,237	5,250
Current portion of capital lease obligation	80	77

Total current liabilities	153,905	138,035
Long-term debt, net of current portion	756,328	758,351
Unfavorable lease commitments, net	16,896	18,959
Deferred rent	3,160	798
Deferred compensation liability	5,195	5,136
Capital lease obligation, net of current portion	313	354
Long-term deferred income taxes	214,195	214,874
Other liabilities	3,473	767

Total liabilities	1,153,465	1,137,274

Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value — authorized, 1,000 shares; no shares issued or outstanding	—	—
Common stock $0.01 par value — Class A authorized, 1,000 shares; issued and outstanding, 100 shares and Class B authorized, 1,000 shares; issued and outstanding, 100 shares at September 29, 2012 and March 31, 2012, respectively	—	—
Additional paid-in capital	637,630	636,037
Accumulated deficit	(170)	(5,293)
Other comprehensive (loss) income	(995)	23

Total shareholders’ equity	636,465	630,767

Total liabilities and shareholders’ equity	$1,789,930	$1,768,041

99¢ ONLY STORES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands)

(Unaudited)

	For the Second Quarter Ended		For the First Half Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
	(Successor)	(Predecessor)	(Successor)	(Predecessor)
Net Sales:
99¢ Only Stores	$382,073	$352,220	$771,029	$709,764
Bargain Wholesale	11,290	10,818	23,284	21,614

Total sales	393,363	363,038	794,313	731,378
Cost of sales (excluding depreciation and amortization expense shown separately below)	242,699	217,264	486,601	436,784

Gross profit	150,664	145,774	307,712	294,594
Selling, general and administrative expenses:
Operating expenses	120,362	114,367	239,133	227,933
Depreciation	13,931	6,985	27,683	13,694
Amortization of intangible assets	442	5	883	9

Total selling, general and administrative expenses	134,735	121,357	267,699	241,636

Operating income	15,929	24,417	40,013	52,958

Other (income) expense:
Interest income	(35)	(60)	(259)	(202)
Interest expense	16,017	34	32,033	335
Other-than-temporary investment impairment due to credit losses	—	31	—	31
Other	3	(19)	67	(62)

Total other expense (income), net	15,985	(14)	31,841	102

(Loss) income before provision for income taxes	(56)	24,431	8,172	52,856
(Benefit) provision for income taxes	(77)	9,317	3,049	20,059

Net income	$21	$15,114	$5,123	$32,797

99¢ ONLY STORES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	First Half Ended
	September 29, 2012	October 1, 2011
	(Successor)	(Predecessor)
Cash flows from operating activities:
Net income	$5,123	$32,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	27,683	13,694
Amortization of deferred financing costs and accretion of OID	2,978	—
Amortization of intangible assets	883	9
Amortization of favorable/unfavorable leases, net	91	—
Loss on disposal of fixed assets	403	80
Loss on interest rate hedge	665	—
Investments impairment	—	31
Excess tax benefit from share-based payment arrangements	—	(584)
Deferred income taxes	—	(105)
Stock-based compensation expense	1,593	1,313

Changes in assets and liabilities associated with operating activities:
Accounts receivable	1,586	(836)
Inventories	(11,437)	(42,641)
Deposits and other assets	(3,874)	165
Accounts payable	9,047	8,498
Accrued expenses	6,358	7,600
Accrued workers’ compensation	(1,186)	(2,169)
Income taxes	(7,724)	12,495
Deferred rent	2,362	1,114
Other long-term liabilities	(73)	—

Net cash provided by operating activities	34,478	31,461

Cash flows from investing activities:
Purchases of property and equipment	(19,861)	(23,553)
Proceeds from sale of property and fixed assets	11,549	2
Purchases of investments	(449)	(50,389)
Proceeds from sale of investments	2,470	48,174

Net cash used in investing activities	(6,291)	(25,766)

Cash flows from financing activities:
Payment of debt	(2,618)	—
Payment of debt issuance costs	(11,230)	—
Payments of capital lease obligation	(38)	(35)
Repurchases of common stock related to issuance of Performance Stock Units	—	(753)
Proceeds from exercise of stock options	—	2,470
Excess tax benefit from share-based payment arrangements	—	584

Net cash (used in) provided by financing activities	(13,886)	2,266

Net increase in cash	14,301	7,961
Cash - beginning of period	27,766	16,723

Cash - end of period	$42,067	$24,684

*                         *                         *                         *                         *

Founded 30 years ago, 99¢ Only Stores® operates 303 extreme value retail stores with 221 in California, 37 in Texas, 29 in Arizona and 16 in Nevada as of November 7, 2012. 99¢ Only Stores® emphasizes quality name-brand consumables, priced at an excellent value, in convenient, attractively merchandised stores. Over half of the Company’s sales come from food and beverages, including produce, dairy, deli and frozen foods, along with organic and gourmet foods. For more information, visit www.99only.com.

Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in Company’s Registration Statement on Form S-4 (File No. 333-182582), declared effective on October 9, 2012.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  This release also contains non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release.